UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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AMTECH SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMTECH SYSTEMS, INC.

58 SOUTH RIVER DRIVE, SUITE 370

TEMPE, ARIZONA 85288

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 4, 2026

To Our Shareholders:

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of AMTECH SYSTEMS, INC., an Arizona corporation (the “Company”), will be held at Amtech Systems, Inc., 58 South River Drive, 3rd Floor Meeting Room, Tempe, Arizona, on Wednesday, March 4, 2026, at 9:00 a.m., Arizona time, for the following purposes:

1.
To elect five (5) directors to serve until the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified;
2.
To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 30, 2026;
3.
To approve the advisory (non-binding) resolution relating to the named executive officer compensation as disclosed in the accompanying proxy statement; and
4.
To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Company is not presently aware of any other business to come before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

The Proxy Statement and annual report to shareholders on Form 10-K for the fiscal year ended September 30, 2025 (the “2025 Annual Report”) are also available at www.proxydocs.com/ASYS. The materials available on this website include this notice, the proxy statement and the 2025 Annual Report.

The Board of Directors has fixed the close of business on January 13, 2026 as the record date (the “Record Date”) for the determination of shareholders who hold the Company’s common stock who are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Shareholders are reminded that their shares of the Company’s common stock can be voted at the Annual Meeting only if they are present at the Annual Meeting in person or by valid proxy. A copy of the 2025 Annual Report, which includes our audited financial statements, was mailed with this notice and Proxy Statement on or about January 30, 2026 to all shareholders of record on the Record Date.

Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote FOR the approval of such proposals.

By Order of the Board of Directors:
/s/ Robert C. Daigle
Robert C. Daigle, CEO

Tempe, Arizona

January 23, 2026

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THIS MEETING WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. PLEASE VOTE YOUR SHARES PROMPTLY BY COMPLETING AND RETURNING YOUR PROXY CARD OR BY VOTING ON THE INTERNET OR BY TELEPHONE.

AMTECH SYSTEMS, INC.

PROXY STATEMENT

2026 ANNUAL MEETING OF SHAREHOLDERS

AMTECH SYSTEMS, INC.

58 SOUTH RIVER DRIVE, SUITE 370

TEMPE, ARIZONA 85288

PROXY STATEMENT

The Board of Directors, or “Board,” of Amtech Systems, Inc., an Arizona corporation (the “Company” or “Amtech”), is soliciting proxies to be used at the 2026 Annual Meeting of Shareholders to be held on Wednesday, March 4, 2026, at 9:00 a.m., Arizona time, and any adjournment or postponement thereof (the “Annual Meeting” or “Meeting”). A copy of the Notice of the Meeting accompanies this Proxy Statement. This Proxy Statement and the accompanying form of proxy will be mailed to all shareholders entitled to vote at the Annual Meeting beginning January 30, 2026.

Who Can Vote

Shareholders of record as of the close of business on January 13, 2026 (the “Record Date”), may vote at the Annual Meeting and at any adjournment or postponement of the Meeting. On the Record Date, 14,394,885 shares of our common stock, $0.01 par value (“Common Stock”), were issued and outstanding. A complete list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours for at least ten days prior to the Annual Meeting at our offices at 58 South River Drive, Suite 370, Tempe, Arizona 85288.

What Constitutes a Quorum

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of Common Stock as of the Record Date entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are included in the number of shares of Common Stock present at the Meeting for purposes of determining a quorum. An abstention is a shareholder’s affirmative choice to decline to vote on a proposal. Under Arizona law, abstentions are counted as shares of Common Stock present and entitled to vote at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

How to Attend the Meeting

If you are a shareholder of record, which means you hold your shares in your name, you may attend the meeting. If you own shares in the name of a bank, broker or other holder of record (“street name”), you will need to ask your broker or bank for a copy of the proxy they received from us. You will need to bring the proxy with you to the Annual Meeting, which will be held at Amtech Systems, Inc., 58 South River Drive, 3rd Floor Meeting Room, Tempe, Arizona, on Wednesday, March 4, 2026, at 9:00 a.m., Arizona time.

How to Vote

If your shares are registered directly in your name, you may vote:

Via the Internet. If you received the Notice or a printed copy of the proxy materials, follow the instructions in the Notice or on the proxy card.

By Telephone. If you received a printed copy of the proxy materials, follow the instructions on the proxy card.

By Mail. If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

In Person at the Annual Meeting. If you choose to vote in person at the Meeting, you must bring a government-issued proof of identification that includes a photo (such as a driver’s license or passport) and either the enclosed proxy card or other verification of your ownership of shares of Common Stock as of the Record Date.

If your shares are held in street name (held for your account by a broker, bank or other nominee):

Your broker, bank or other nominee should give you instructions for voting your shares. You may vote by Internet, telephone or mail as instructed by your broker, bank or other nominee. You may also vote in person if you obtain a legal proxy from your broker, giving you the right to vote your shares at the Meeting and you bring verification of your ownership of shares of Common Stock to the Meeting.

We are not aware of any other matters to be presented at the Annual Meeting, except those described in this Proxy Statement. However, if any other matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxies will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, your Common Stock may be voted by the proxies on the new meeting date as well, unless you have revoked your proxy prior to that time.

What are the Voting Rights of Holders of Common Stock

Except as set forth below with respect to the ability to cumulate votes for directors, the holders of Common Stock will be entitled to one vote per share of Common Stock.

What Vote is Required to Approve Each Item

Proposal 1 – Election of Directors: If a quorum is present, the five nominees who receive a plurality of the votes cast at the Annual Meeting will be elected. Broker non-votes and abstentions will have no effect on the results of the vote for the election of directors.

Proposal 2 – Ratification of the Independent Registered Public Accountants: If a quorum is present, a majority of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting will constitute a ratification of the appointment of KPMG LLP as our independent registered public accountants. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares of Common Stock entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of an against vote. Broker non-votes will not affect the outcome of this proposal.

Proposal 3 – Advisory Vote On Named Executive Officer Compensation: If a quorum is present, a majority of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting will constitute approval of the advisory vote on the compensation of our named executive officers. Because the vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares of Common Stock entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of an against vote. Broker non-votes will not affect the outcome of this proposal.

Revoking Your Proxy or Changing Your Vote

You may revoke your proxy and/or change your vote at any time before the Meeting.

If your shares are registered directly in your name, you must do one of the following:

Via the Internet or by Telephone. Cast your votes again via the Internet or by telephone by following the instructions provided on the proxy card. Only the last Internet or telephone vote will be counted.

By Mail. Sign a new proxy card and submit it as instructed above, or send a notice revoking your proxy to the Secretary so that it is received on or before March 3, 2026.

In Person at the Annual Meeting. Attend the Meeting and vote in person. Presence at the Meeting will not revoke your proxy unless you specifically request that your proxy be revoked.

If your shares are held through a broker or other nominee and you would like to change your voting instructions, please follow the instructions provided by your broker.

How Votes are Counted

Inspectors of election will be appointed for the Annual Meeting. The inspectors of election will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. If you have returned valid proxy instructions or attend the Annual Meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum. Abstentions and broker non-votes will be included in the determination of the number of shares of Common Stock represented for a quorum. Generally, broker non-votes occur when a beneficial owner does not provide instructions to their broker with respect to a matter on which the broker is not permitted to vote without instructions from the beneficial owner. In tabulating the voting result for any particular proposal, shares of Common Stock that constitute broker non-votes are not considered entitled to vote on that proposal. Accordingly, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. If a proposal requires a majority of votes cast, abstentions typically have no effect because they are not considered “votes cast.” If a proposal requires either (i) a majority of shares of Common Stock present at the Annual Meeting or represented by proxy and entitled to vote on the proposal or (ii) a majority of all outstanding shares of Common Stock, abstentions will effectively count as votes against such proposal because they are included in the total number of shares of Common Stock present or outstanding but do not contribute to the affirmative vote count.

Costs of this Proxy Solicitation

We will pay the costs of preparing and mailing the Notice of Annual Meeting and Proxy Statement, including the charges and expenses of brokerage firms, banks and others who forward solicitation material to beneficial owners of the Common Stock. We will solicit proxies by mail. Our officers and directors may also solicit proxies personally, or by telephone or facsimile, without additional compensation. We have not retained any outside party to assist in the solicitation of proxies; however, we have retained Broadridge Financial Solutions, Inc. to provide certain administrative services in connection with the proposals in this Proxy Statement, including coordinating the distribution of proxy materials to beneficial owners of Common Stock, contacting shareholders to ensure they have received this Proxy Statement and overseeing the return of proxy cards.

Annual Report

Our Annual Report to Shareholders for the fiscal year ended September 30, 2025 (the “Annual Report”) has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of, and to vote at, the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

Audit Committee Report

The information contained in the “Audit Committee Report” shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

(Item No. 1 on the Proxy Card)

Number of Directors to be Elected

Our directors are elected annually as provided in our Amended and Restated Bylaws. Once elected, directors hold office until their terms expire at the next annual meeting of shareholders and their successors are elected (or, if earlier, upon the director’s death, resignation or removal).

The Board regularly assesses its size and composition and the skill sets of each director to ensure an appropriate diversity of perspectives, viewpoints, backgrounds and skills in light of our current and future business objectives and the evolving nature of our product offerings and technology in the highly competitive semiconductor markets in which we compete.

As of the record date, our Board had five directors, each of whom was elected at our 2025 annual meeting of shareholders. Each of the five nominees named herein has consented to being named as a nominee in this proxy statement and to serve as a director if elected. The designated proxies intend to vote your proxy for the election of each such nominee, unless otherwise directed. If, contrary to our expectations, any nominee is unable to serve or for good cause will not serve, your proxy will be voted for a substitute nominee designated by the Board, or the Board may choose to reduce its size.

Vote Required

The five nominees receiving the highest number of votes cast at the Annual Meeting will be elected. There is cumulative voting in the election of directors. This means that each holder of Common Stock present at the Annual Meeting, either in person or by proxy, will have an aggregate number of votes in the election of directors equal to five (the number of persons nominated for election as directors) multiplied by the number of shares of Common Stock held by such shareholder on the Record Date. The resulting aggregate number of votes may be cast by the shareholder for the election of any single nominee, or the shareholder may distribute such votes among any number or all of the nominees. In order to exercise cumulative voting, the voting shareholder must complete the proxy card and indicate cumulative voting in accordance with the instructions included on the proxy card.

Nominees for Director

Our Board is responsible for supervision of the overall affairs of the Company. Our current Board has nominated the following individuals to serve on the Board for the following year:

Robert M. Averick

Robert C. Daigle

Michael Garnreiter

Asif Y. Jakwani

Michael M. Ludwig

There are no family relationships among any of the director nominees or executive officers. Each nominee was recommended by a non-employee director.

Our Board recommends a vote FOR the election of the five nominees under Proposal No. 1. The persons appointed by the Board as proxies intend to vote for the election of each of the nominees, for a term to expire at the next annual meeting, unless you indicate otherwise on the proxy or voting instruction card. In that regard, our Board solicits authority to cumulate such votes.

If any nominee should become unavailable for any reason, which we do not anticipate, the proxy will be voted “for” any substitute nominee, or nominees, who may be selected by the Board prior to, or at, the Annual Meeting, or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available. The information concerning the nominees and their shareholdings has been furnished by them to the Company.

Information Concerning Directors and Executive Officers

The following table sets forth information regarding the executive officers and individuals nominated to serve as directors of the Company as of the date of this filing.

Name	Age	Position with the Company
Robert C. Daigle	62	President, Chief Executive Officer, Chairman of the Board
Mark Weaver	65	Interim Chief Financial Officer, Secretary
Robert M. Averick	59	Director
Michael Garnreiter	73	Director
Asif Y. Jakwani	57	Director
Michael M. Ludwig	64	Director

Robert C. Daigle has been a Director since August 2021 and was appointed Chairman of the Board of Directors effective May 11, 2022. Mr. Daigle was appointed Chief Executive Officer effective August 8, 2023. From March 2013 to December 2022, Mr. Daigle served as the Chief Technology Officer of Rogers Corporation (“Rogers”), a publicly traded global leader in engineered materials, including advanced electronic and elastomeric materials that are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, and industrial equipment. Mr. Daigle previously served in a number of other senior executive roles during his 30-year tenure at Rogers. Mr. Daigle holds a B.S in Chemical Engineering and Materials Engineering from the University Connecticut and an MBA from Rensselaer Polytechnic Institute.

Mark Weaver was appointed as Amtech’s Interim Chief Financial Office effective December 16, 2025. Mr. Weaver previously served as Vice President, Chief Accounting Officer and Corporate Controller of Rogers from November 2017 until May 2024. From December 2016 through November 2017, Mr. Weaver served as Vice President, Corporate Controller and Chief Accounting Officer of Internap Corporation, a public company based in Atlanta, Georgia that specializes in the provision of Internet infrastructure services. From March 2015 to December 2016, Mr. Weaver served as a finance and reporting consultant at Resources Global Professionals, a multinational professional services firm. From 2011 through 2014, Mr. Weaver served as Chief Accounting Officer and Vice President, US GAAP Reporting and Compliance at NXP Semiconductors N.V., a public company based in the Netherlands. Mr. Weaver holds a B.S. in Accounting from Kings College and an MBA from Fairleigh Dickinson University. Mr. Weaver is a Certified Public Accountant in the State of Pennsylvania.

Robert M. Averick has been a Director since January 2016 and was appointed Lead Independent Director on December 9, 2025. Mr. Averick has over 25 years of experience as a small-capitalization, value-driven public equity portfolio manager. His previous work experience includes positions of increasing responsibility within structured finance, strategic planning and consulting. Mr. Averick received an undergraduate degree in Economics from The University of Virginia and a Masters in Business Administration in Finance from The University of Pennsylvania, The Wharton School of Business. Mr. Averick has worked as a portfolio manager at Kokino LLC since 2012. Mr. Averick and certain entities to which his employer provides investment management services currently own in excess of 20% of Amtech’s outstanding shares. He previously served on our Board during 2005 and 2006. Mr. Averick also serves on the board of directors of Gulf Island Fabrication, Inc., a publicly-traded fabricator of complex steel structures, modules and marine vessels and is a member of its compensation committee and corporate governance and nominating committee. Additionally, Mr. Averick currently serves as Chairman of PhoneX Holdings, Inc., an OTC bulletin-board company, and he previously served as a director of Key Technology, Inc. until its sale in 2018. Mr. Averick serves as Chairman of our Compensation Committee and as a member of our Audit and Nominating and Governance Committees. Mr. Averick’s experience in finance and strategic planning allows him to provide valuable advice to the Board of Directors and the Committees on which he serves.

Michael Garnreiter has been a Director since February 2007 and served as Lead Independent Director from May 2020 to December 9, 2025. He is the Chairman of our Audit Committee and serves as a member of our Compensation and Nominating and Governance Committees. Mr. Garnreiter is our designated financial expert on the Audit Committee. Mr. Garnreiter, for the past three years, has served as Interim Chief Financial Officer for LeVecke Corporation, a privately-held, California-based distilled spirits bottling company. He retired from that role in early 2023. Also, he retired in December 2015 as Vice President of Finance and Treasurer of Shamrock Foods, a

privately-held manufacturer and distributor of foods and food-related products. From January 2010 until August 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics, a Phoenix-based litigation and financial consulting firm. From August 2006 until January 2010, he was a managing member of Rising Sun Restaurant Group LLC, and, from December 2008 until December 2009, he was president of New Era Restaurants, LLC, both of which are privately-held restaurant operating companies. From 2002 to 2006, Mr. Garnreiter was CFO of Main Street Restaurant Group, a publicly-traded restaurant operating company, and from 1976 to 2002, he was a senior audit partner of Arthur Andersen LLP. Mr. Garnreiter serves on the boards of directors of Axon Enterprise, Inc. (as Chairman), a publicly-traded manufacturer of non-lethal protection devices, Knight-Swift Transportation Holdings Inc., a publicly-traded nationwide truckload transportation company, and Banner Health, a multi-state health care delivery system. He graduated from California State University Long Beach with a Bachelor of Science in Accounting and Business Administration. Mr. Garnreiter is a Certified Public Accountant in the State of Arizona and Certified Fraud Examiner. Mr. Garnreiter’s financial background and expertise allows him to provide valuable advice to the Board of Directors.

Asif Y. Jakwani has been a Director since January 2025. Mr. Jakwani was appointed to Amtech’s board on January 23, 2025. He served as Senior Vice President and General Manager of On Semiconductor Corporation (“Onsemi”) from February 2020 until March of 2024. Onsemi is a publicly-traded semiconductor company that specializes in delivering industry-leading intelligent power and intelligent sensing solutions that help customers solve challenging problems and greatly improve the safety, sustainability and power efficiency of end products in the automotive and industrial markets. As the general manager of the Advance Power Division (APD), Mr. Jakwani was responsible of all power discrete and modules for Onsemi including SiC, approximately 40% of Onsemi’s revenue in 2023. Under his leadership, Onsemi attained number 2 market share position in SiC in 2023, growing 4x from 2022. During his seventeen year career at Onsemi, Mr. Jakwani held various positions with increasing responsibilities. Prior to joining Onsemi in 2007, Mr. Jakwani held marketing and design engineering roles with Tyco Electronics Power Systems and Current Technology, Inc, a subsidiary of Danaher Corporation. He graduated from Lamar University with a Bachelor of Science Degree in Electrical Engineering, the University of Texas at Austin with a Master of Science Degree in Electrical Engineering, and the University of Texas at Dallas with an MBA. Mr. Jakwani’s technical background and expertise allows him to provide valuable advice to the Board of Directors.

Michael M. Ludwig has been a Director since January 2023. He served as Senior Vice President, Chief Financial Officer and Treasurer of Rogers from September 2018 until May 2021. Rogers is a publicly-traded global leader in engineered materials, including advanced electronic and elastomeric materials that are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, and industrial equipment. From May 2011 to March 2018, Mr. Ludwig served as Senior Vice President and Chief Financial Officer of FormFactor, Inc., a publicly-traded global leader in the design and manufacturing of advanced probe cards, analytical probes, probe stations, metrology systems, thermal systems and cryogenic systems sold to semiconductor and scientific institutions. Prior to May 2011, Mr. Ludwig held various senior financial management positions at FormFactor, Elo TouchSystems, Inc. and Beckman Coulter. Mr. Ludwig began his career in public accounting at Arthur Young. He graduated from California State Polytechnic University, Pomona with a Bachelor of Science in Business Administration and Accounting. Mr. Ludwig serves as Chairman of our Nominating and Governance Committee and as a member of our Audit and Compensation Committees. Mr. Ludwig’s financial background and expertise allows him to provide valuable advice to the Board of Directors and the Committees on which he serves.

Information About Board and Committee Meetings

Information concerning our Board and the three committees maintained by our Board is set forth below. Pursuant to Nasdaq and SEC rules, during fiscal 2025 the majority of our directors were not employees of the Company and were “independent” within the meaning of the Nasdaq Listing Rules and SEC standards. Importantly, all members of the Audit, Compensation, and Nominating and Governance Committees are independent. Currently, our independent directors are Robert M. Averick, Michael Garnreiter, Asif Y. Jakwani, and Michael M. Ludwig. Additionally, each member of the Audit Committee is financially literate, and one of the Audit Committee members, Michael Garnreiter, has financial management expertise as required by Nasdaq’s rules and meets the SEC’s definition of an “audit committee financial expert.”

Our Board of Directors held seven (7) meetings during fiscal year 2025. None of our current directors who were directors during 2025 attended less than 75% of the aggregate of Board meetings and relevant committee meetings held during the year. Our Board has the authority under our Amended and Restated Bylaws, as amended, to increase or decrease the size of our Board and to fill vacancies, and the directors chosen to fill such vacancies will hold office until our next annual meeting or until their successors are elected and qualified. We do not have a formal policy with respect to members of the Board attending our annual meetings. All of our Board members attended the 2025 annual meeting.

The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee are the standing committees of our Board of Directors. The members of these committees as of January 13, 2026, are as follows:

Audit – Michael Garnreiter (Chairman), Robert M. Averick, Asif Y. Jakwani and Michael M. Ludwig

Compensation – Robert M. Averick (Chairman), Michael Garnreiter, Asif Y. Jakwani, and Michael M. Ludwig

Nominating and Governance – Michael M. Ludwig (Chairman), Robert M. Averick, Michael Garnreiter and Asif Y. Jakwani

The Audit Committee held five (5) meetings during fiscal year 2025. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the independent auditors and members of financial management, and our financial affairs, including financial statements and audits, the adequacy and effectiveness of the internal accounting controls and systems, compliance with legal and regulatory requirements, and the retention and termination of the independent registered public accounting firm. The Audit Committee has a written charter, which was updated in 2022, a copy of which is available on our website at www.amtechsystems.com.

The Audit Committee is composed of outside directors who are not officers or employees of the Company or its subsidiaries. In the opinion of our Board, and as “independent” is defined under Nasdaq Listing Rules and SEC standards, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. Additionally, each member of the Audit Committee is financially literate, and one of the Audit Committee members, Mr. Michael Garnreiter, has financial management expertise as required by Nasdaq’s rules and meets the SEC’s definition of an “audit committee financial expert.”

The Compensation Committee held one (1) meeting during fiscal year 2025. The Compensation Committee makes recommendations concerning officer compensation, benefit programs and retirement plans. Each member of the Compensation Committee is an “independent director” as defined in the Nasdaq Listing Rules and SEC standards. The Compensation Committee has a written charter, which was updated in 2022, a copy of which is available on our website at www.amtechsystems.com.

The Nominating and Governance Committee held two (2) meetings during fiscal year 2025. The Nominating and Governance Committee identifies and approves individuals qualified to serve as members of our Board and also evaluates the Board’s performance. In evaluating a prospective nominee, the Nominating and Governance Committee takes several factors into consideration, including such individual’s integrity, business skills, experience and judgment. The evaluation of director nominees by the Nominating and Governance Committee also takes into account the diversity of prospective Board members’ background, factoring in gender, race, ethnicity, differences in professional background, education, skills, and experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. The Nominating and Governance Committee also reviews whether a prospective nominee will meet our independence standards and any other director or committee membership requirements imposed by law, regulation or stock exchange rules. The Nominating and Governance Committee will consider, but is not required to approve, director nominations made by our shareholders, provided a written recommendation is received by us no later than the date shareholder proposals must be submitted for consideration prior to such annual meeting and all other applicable requirements have been satisfied. The Nominating and Governance Committee also develops and recommends corporate governance guidelines to the Board and provides oversight with respect to ethical conduct. Each member of the Nominating and Governance Committee is an “independent director” as defined in the Nasdaq Listing Rules and SEC standards. The Nominating and Governance Committee has a written charter, which was updated in 2022, a copy of which is available on our website at www.amtechsystems.com.

Board Leadership Structure

Mr. Robert C. Daigle currently serves as the Chairman of our Board of Directors (“Chairman”) and Chief Executive Officer (“CEO”). Our Corporate Governance Guidelines (discussed below) provide, among other things, that it is a best practice that the offices of Chairman and CEO be maintained as separate roles. In the absence of a separation of such roles, the Board will appoint a lead director who will have the duties and responsibilities as determined by the Board. Following Mr. Daigle’s appointment as our Chief Executive Officer, Mr. Garnreiter was appointed as the Company’s lead independent director. Effective December 9, 2025, Mr. Averick replaced Mr. Garnreiter as the Company’s lead independent director.

Executive Leadership Change – Effective December 29, 2025, Mr. Jenke resigned as the Company’s Chief Financial Officer to assume an executive role at another company. Effective December 16, 2025, the Company appointed Mark D. Weaver to serve as Interim Chief Financial Officer until such time as the Board has approved the appointment of a permanent Chief Financial Officer. The Company is in the process of searching for a permanent Chief Financial Officer.

Addition of New Director– In December 2024, the Board of Directors, after an extensive search, appointed Mr. Jakwani to the Board effective January 23, 2025.

Board’s Role in Risk Oversight

Our Board of Directors is actively engaged in the oversight of risks that could affect the Company, with key aspects of such oversight being conducted through the committees of the Board. The Audit Committee focuses on financial risks, primarily those that could arise from our accounting and financial reporting processes, and also oversees compliance-related legal and regulatory exposure. The Nominating and Governance Committee focuses on the management of risks associated with corporate governance matters, including board organization, membership and structure; management development; and appropriate approval and oversight mechanisms. The Compensation Committee focuses on the management of risks arising from our compensation policies and programs and, in particular, our executive compensation programs and policies.

While the committees of our Board are focused on the above specific areas of risk, the full Board of Directors retains responsibility for the general oversight of risk. Committee chairs are expected to, and do, provide periodic reports to the full Board regarding the risk considerations within each committee’s area of expertise. Periodic reports are provided to the Board or the appropriate committee by the executive management team on areas of material risk, including operational, financial, legal, regulatory and strategic risks. In addition, the general management and operating leadership of each of our divisions and subsidiaries review, with the full Board, their individual assessment of business risks and their approach to manage those risks. The Board relies upon these reports, and its discussions relating to such reports, to enable it to understand our strategies for the identification, management and mitigation of risks. This structure enables the Board and its committees to coordinate its risk oversight role. The Board’s approach to risk oversight does not directly affect the leadership structure of our Board of Directors, as described above.

DIRECTOR COMPENSATION

The Board’s general policy is that non-employee director compensation should be a mix of cash and equity. Our CEO, if also a director, receives no additional compensation for being a director. For fiscal 2025, no changes were made to the annual Board and committee compensation for non-employee directors.

The following table shows the annual retainers paid to each of our non-employee directors who served on the Board and as a Chairperson of applicable Board committees during fiscal 2025:

	Board		Audit	Compensation	Nominating and Governance
Non-Employee Chairperson	$75,000	(1)	$15,000	$7,500	$7,500
Non-Employee Member	$40,000

(1)
Mr. Daigle does not receive this payment for his service as Chairperson because he is an employee.

The 2025 Board retainers in the table above are paid, pro-rata, on a quarterly basis. We reimburse all of our directors for reasonable expenses incurred to attend our Board of Directors and committee meetings.

Beginning in 2023, our Chairman, if a non-employee director, and our other non-employee directors will receive $75,000 and $40,000, respectively, in Restricted Stock Units (“RSUs”) upon each re-election to the Board at our annual meeting of shareholders or at such other time as may be determined by the Board. These RSUs will vest on the one-year anniversary of the grant date. Mr. Daigle, who became our Chief Executive Officer effective August 8, 2023, will not receive such RSU grants while serving as an employee of the Company.

The following table shows the total dollar value of all fees earned and paid in cash to all individuals who were directors in fiscal 2025 and the grant date fair value of stock option awards to directors made in fiscal 2025.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2) (3)	Total
Robert C. Daigle	$—	$—	$—
Robert M. Averick	$47,500	$40,001	$87,501
Michael Garnreiter	$55,000	$40,001	$95,001
Michael M. Ludwig	$47,500	$40,001	$87,501
Asif Y. Jakwani (4)	$30,000	$40,001	$70,001

____________________

(1) Directors who are employees of the Company receive no additional compensation for serving as directors.

(2)
Amounts represent the aggregate grant date fair value of RSU awards granted calculated in accordance with FASB ASC Topic 718. For a description of the calculation of the grant date fair value, refer to Note 12 of the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2025.
(3)
As of September 30, 2025, Messrs. Averick, Garnreiter, Ludwig, and Jakwani each held 8,081 unvested RSU awards scheduled to vest on March 5, 2026. All other awards held were fully vested.
(4)
Mr. Jakwani was appointed to the Board effective January 23, 2025.

EXECUTIVE COMPENSATION

We have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act of 1933, as amended, which require compensation disclosure for our principal executive officer and our next two most highly compensated executive officers (other than our principal executive officer (collectively, the “Named Executive Officers” or “NEOs”).

The following executives are our Named Executive Officers for fiscal 2025:

•
Robert C. Daigle, Chief Executive Officer and Chairman of the Board; and
•
Wade M. Jenke, Vice President, Chief Financial Officer/Chief Operations Officer

Compensation Philosophy

Our Compensation Committee is charged with the evaluation of the compensation of our executive officers and to assure that they are compensated effectively in a manner consistent with our compensation strategy and resources, competitive practice, and the requirements of the appropriate regulatory bodies.

Our Compensation Committee establishes our general compensation policies and specific compensation for each of our executive officers and administers our stock incentive program. In addition, our Compensation Committee is responsible for developing, administering and interpreting the compensation program for our named executive officers and other key employees. Our Compensation Committee may delegate some or all of its responsibilities to one or more subcommittees whenever necessary to comply with any statutory or regulatory requirements or if otherwise deemed appropriate by our Compensation Committee. Our Compensation Committee has the authority to retain consultants and other advisors to assist with its duties and has sole authority to approve the fees and other retention terms of such consultants and advisors.

Our compensation philosophy has the following basic objectives: align the interests of our executives and shareholders by rewarding executives when shareholder value increases and motivate our executives to manage our business to meet our short-term and long-term corporate goals and business objectives, and reward them for meeting these objectives. We use a mix of short-term compensation in the form of base salaries and cash incentive bonuses and long-term compensation in the form of equity incentive compensation to provide a total compensation structure that is designed to encourage our executives to achieve these objectives. Our performance, including, but not limited to, return on equity, return on invested capital, earnings, revenue growth, cash flow, and continuous improvement initiatives, is a significant part of our evaluation and compensation levels.

In December 2024, the Compensation Committee changed the metrics to be used in the cash incentive bonus program for fiscal 2025 from a return-on-invested-capital (“ROIC”) metric to an earnings before interest, taxes, depreciation, and amortization (“EBITDA”) based metric. The Board of Directors established an earnings before interest, taxes, depreciation, amortization, and stock-based compensation (“EBITDAS”) threshold for fiscal 2025 and will do so each year thereafter. Targets will be based on an employee’s level within the Company. Employees working in sales generally participate in a commission plan, and certain other personnel, such as marketing directors, participate in both the commission plan and the bonus plan on a hybrid basis. As discussed below, the Company’s Chief Executive Officer is not eligible to participate in the bonus program. As with the ROIC metric, the EBITDAS based metric will be used to incentivize participants for profitability and balance sheet management. The equity incentive plan is designed to include defined goals and objectives, the achievement of which may result in the issuance of stock options or restricted stock units to executives.

2025 Base Salary, Annual Incentive Bonuses and Benefits

The compensation of our named executive officers is determined and approved by our Compensation Committee. Base salaries and annual incentive bonus awards are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level and a target bonus award level designed to reflect each executive officer’s scope of responsibility and accountability. Our Compensation Committee reviews the base salaries and target bonus awards of our named executive officers each year (or otherwise at the time of a new hire or promotion) and recommends any adjustments it deems necessary for Board approval. The base salaries for Mr. Daigle and Mr. Jenke remained the same from fiscal 2024 to fiscal 2025. In fiscal 2025, incentive bonuses were not earned under the 2025 incentive bonus program.

On August 8, 2023, the Board approved the appointment of Robert C. Daigle to succeed Michael Whang as President and Chief Executive Officer of the Company. Mr. Daigle and the Company entered into an Employment Agreement, which is described further below. Pursuant to his employment agreement, Mr. Daigle serves as President and Chief Executive Officer of the Company for a period of three (3) years (the “Term”). Pursuant to his employment agreement, Mr. Daigle (i) will receive an annual base salary of $450,000, (ii) is eligible to participate in the Company’s annual executive bonus program, (iii) was granted an option to purchase 150,000 shares of common stock of the Company (the “Option Grant”) issued under the Company’s 2022 Equity Incentive Plan (the “Equity Incentive Plan”), and (iv) on the Effective Date (as defined in the Employment Agreement) and on each one-year anniversary thereafter, will be granted restricted stock units with an aggregate fair market value equal to $500,000 as of the grant date (the “RSU Grant”). The Option Grant vests ratably on each of the annual anniversaries over the Term, subject to Mr. Daigle’s continued service with the Company; provided, however, that 50,000 shares of such Option Grant vested immediately upon grant. The RSU Grants will vest in full on the one-year anniversary of the grant date, subject to Mr. Daigle’s continued service with the Company. Mr. Daigle also receives medical and other benefits consistent with the Company’s standard policies and is eligible to participate in other Company plans. Depending on the circumstances of termination, Mr. Daigle may be entitled to receive post-termination compensation from the Company.

On February 29, 2024, the Board approved an amendment (“Amendment No. 1”) to Mr. Daigle’s employment agreement, replacing Mr. Daigle’s right to receive future RSU grants with a 5-year, out-of-the money option to purchase 400,000 shares of common stock and the elimination of Mr. Daigle’s right to participate in the Company’s bonus plan. The option vests as follows: (i) 133,333 shares vested and became exercisable on August 8, 2024, (ii) 133,333 shares vested and became exercisable on February 8, 2025, and (iii) the remaining 133,334 shares vested and became exercisable on August 8, 2025, subject to Executive’s continued Service with the Company, as described in the applicable award agreement.

On August 6, 2024, the Board approved a further amendment (“Amendment No. 2”) to Mr. Daigle’s employment agreement, providing that Mr. Daigle shall have the right to exercise all vested options following his termination of employment for the term of each such option grants, provided such termination is not for “Cause” (as defined in his employment agreement). In the event of Mr. Daigle’s death any currently vested options may be exercised for a period of one year after the date of such termination or the remaining term of the option grant, which ever is shorter.

On July 18, 2025, the Board approved a special option grant to Mr. Daigle to purchase 100,000 shares of common stock of the Company pursuant to the Equity Incentive Plan. This special option grant has a term of five (5) years and will vest in full on the one-year anniversary of the grant date.

Mr. Jenke entered into an offer letter with the Company, effective August 8, 2024, in connection with his appointment as Chief Financial Officer of the Company. Under the terms of the offer letter, Mr. Jenke (i) will receive an annual base salary of $280,000, (ii) is eligible to receive a target annual performance-based incentive bonus of $140,000 upon the achievement of established individual and company operational goals paid in 60% cash and 40% restricted stock, and (iii) was granted an option to purchase 30,000 shares of common stock of the Company. Such option vests in three equal increments on the 1-year, 2-year and 3-year anniversary dates of the grants and has a 10-year term.

On November 26, 2025, Mr. Jenke resigned as the Chief Financial Officer and an employee of the Company, effective December 29, 2025. In consideration for agreeing to provide certain post-resignation consulting services, the Company agreed to pay Mr. Jenke an hourly rate equivalent to his current hourly rate for such consulting services and to accelerate the vesting of the first one-third of his 25,000 RSU award granted on March 19, 2025, which one-third is scheduled to vest on March 19, 2026.

Our named executive officers and other eligible employees are entitled to participate in our defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986 (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We match employee contributions to the 401(k) Plan equal to 60% of the participants' elective deferrals, up to 3.6% of the participants’ eligible compensation each payroll period. Employees are auto-enrolled upon eligibility at a 6% contribution rate; however, an employee may opt out at their election. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

We offer welfare benefits that are generally comparable to those offered by other small public companies. We otherwise do not offer any perquisites to our employees. Other than our 401(k) plan, we do not maintain any retirement plan for our named executive officers. We may adopt these plans and confer other fringe benefits for our executive officers in the future.

2025 Long-Term Equity Incentive Awards

Our Compensation Committee is responsible for determining and approving equity incentive awards. As of September 30, 2025, we have generally granted equity awards to our named executive officers in the form of stock options and restricted stock units. Vesting of the stock options and restricted stock units is tied to continuous service with us and serves as an additional retention measure. We do not have a standardized policy for granting annual equity awards to our named executive officers. Our executives generally are awarded an initial grant upon commencement of employment or upon significant promotion. Additional grants may occur periodically in order to incentivize, reward and retain executives as the Compensation Committee determines appropriate, taking into consideration the executive’s aggregate equity holdings. We are thoughtful in the use of our equity pool and resulting dilution to our shareholders; our named executive officers are not guaranteed an equity award grant each year. We currently grant equity awards pursuant to our 2022 Equity Incentive Plan.

On February 29, 2024, as discussed above, the Compensation Committee granted Mr. Daigle an out-of-the-money option to purchase 400,000 shares of common stock of the Company at $6.00 per share. The award vests in equal installments on the first through third six-month anniversaries of the February 29, 2024 grant date. The award expires after a term of five years. On August 6, 2024, the Compensation Committee approved an amendment to Mr.

Daigle’s stock option award agreement to permit Mr. Daigle to exercise vested options following his termination of service for the remaining term of such option grants, subject to certain exceptions set forth in such amendment.

As stated above, upon Mr. Jenke’s appointment as Chief Financial Officer, he received an option to purchase 30,000 shares of common stock. Such options will vest in three equal increments on the 1-year, 2-year and 3-year anniversary dates of the grants and have a 10-year life. Mr. Jenke resigned as Chief Financial Officer effective December 29, 2025. Except as noted above with respect to the acceleration of one-third of his March 2025 RSU grant, upon his resignation, unvested awards granted under the Company’s various equity plans were forfeited.

Timing of Equity Incentive Award Grants

Equity grants made to the named executive officers must be approved by the Compensation Committee. During fiscal 2025, equity awards to employees generally were granted on March 19, 2025, which is around the time of the Company’s annual shareholder meeting. As part of the Company’s annual performance and compensation review process, the Compensation Committee approves stock option awards to our named executive officers in the second fiscal quarter of the following fiscal year, long after the Company’s fiscal year end. The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information and the Company does not time the release of material nonpublic information based on equity award grant dates.

In accordance with Item 402(x) of Regulation S-K, we are providing information regarding our procedures related to the grant of stock options close in time to the release of material non-public information. Although we do not have a formal policy that requires us to award equity or equity-based compensation on specific dates, our Compensation Committee and Board have adopted a policy with respect to the grant of stock options and other equity incentive awards that generally prohibits the grant of stock options or other equity awards to executive officers during closed quarterly trading windows (as determined in accordance with our insider trading policy). Our insider trading policy also prohibits directors, officers and employees from trading in our common stock while in possession of or on the basis of material non-public information about us. Neither our Board nor our Compensation Committee takes material non-public information into account when determining the timing of equity awards, nor do we time the disclosure of material non-public information for the purpose of impacting the value of executive compensation. We generally issue equity awards to our executive officers on a limited and infrequent basis, and not in accordance with any fixed schedule. During fiscal 2025, there were no equity awards to any named executive officers within four business days preceding or one business day after the filing of any report of Forms 10-K, 10-Q, or 8-K that discloses material nonpublic information.

2025 Compensation Programs

There were no additional changes implemented for the 2025 compensation programs.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during our fiscal years ended September 30, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Stock Awards ($) (2)	All Other Compen- sation ($)		Total ($)
Robert C. Daigle
Chief Executive Officer,	2025	450,000	—	259,410	—	14,170	(3)	723,580
President and Chairman of the Board	2024	450,000	—	945,960	—	15,339	(4)	1,411,299
Wade M. Jenke*
Vice President, Chief Financial Officer	2025	292,600	—	—	124,750	11,179	(5)	428,529
	2024	32,308	—	87,897	—	750	(6)	120,955

____________________

* Mr. Wade M. Jenke was appointed Chief Financial Officer effective August 8, 2024 and resigned effective December 29, 2025. His information is included in the proxy statement in accordance with applicable rules and regulations of the SEC.

(1)
No cash bonuses were awarded in fiscal 2025.
(2)
Amounts represent the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. For a description of the assumptions made when calculating such grant date fair value, refer to Note 12 of the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2025.
(3)
Amount represents a Company match of $12,420 under the 401(k) plan and a discretionary contribution to Mr. Daigle’s health savings account.
(4)
Amount represents a Company match of $11,839 under the 401(k) plan and a discretionary contribution to Mr. Daigle’s health savings account and to his lifestyle spending account.
(5)
Amount represents a Company match of $9,179 under the 401(k) plan and a discretionary contribution to Mr. Jenke’s health reimbursement account.
(6)
Amount represents a discretionary contribution to Mr. Jenke’s health reimbursement account and to his lifestyle spending account.

In addition to the above compensation, our named executive officers are reimbursed for reasonable out-of-pocket business expenses and receive customary benefits generally available to all of our employees, including reimbursement of mobile phone expenses, the cost of continuing professional education courses and related benefits.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding grants of plan-based option awards held by our named executive officers as of September 30, 2025:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date
Robert C. Daigle	6,000	—		$9.99	8/12/2031
	6,000	—		$10.22	3/2/2032
	150,000	—		$9.00	8/14/2033
	400,000	—		$6.00	3/1/2029
	—	100,000	(1)	$5.09	8/8/2030
Wade M. Jenke	10,000	20,000	(2)	$5.37	8/8/2034

(1)
Unvested option awards will vest in full on August 8, 2026.
(2)
Unvested option awards were scheduled to vest in equal installments on the second and third anniversaries of the August 8, 2024 grant date. Mr. Wade M. Jenke resigned as Chief Financial Officer effective December 29, 2005. Upon his resignation, unvested awards granted under the Company’s various equity plans were forfeited; vested awards remained outstanding for 90 days from the date of resignation.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our company for each of the last three completed fiscal years. The table below presents information on the compensation of our CEO and our other named executive officers (“NEOs”) in comparison to certain performance metrics for 2025, 2024 and 2023. We are permitted to report as a

“smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K.

The table below summarizes the total compensation, compensation actually paid, and other metrics used to evaluate the Named Executives’ compensation to the Company’s performance.

Year	Summary Compensation Table Total for CEO ($)(a)	Summary Compensation Table Total for Former CEO ($)(a)	Compensation Actually Paid to CEO ($)(b)	Compensation Actually Paid to Former CEO ($)(b)	Average Summary Compensation Table Total for Non-CEO NEO ($)(c)	Average Compensation Actually Paid to Non-CEO NEO ($)(d)	Net Income (Loss) ($)(e)	Value of Initial Fixed $100 Investment Based on Total Shareholder return ($)(f)
2025	723,580	-	841,055	-	428,529	514,519	(30,326)	108.94
2024	1,411,299	-	1,471,642	-	305,223	437,168	(8,486)	68.24
2023	1,263,454	485,436	1,137,734	445,549	318,107	260,130	(12,582)	89.65

a)
The amounts in these two columns represents the total compensation of our chief executive officer, Mr. Daigle, for the fiscal years ended September 30, 2025, 2024 and 2023 and for our former CEO, Mr. Whang, for each of the fiscal years ended September 30, 2023, as reported in the Summary Compensation Table included in the Executive Compensation section of this proxy statement. As noted elsewhere in this proxy statement, Mr. Daigle was appointed principal executive officer of the Company effective August 8, 2023. Mr. Whang served as our principal executive officer until August 8, 2023.
b)
The amounts in this column represent the total compensation actually paid to the CEO for the years indicated, adjusting the total compensation from column (a) by the amounts in the “Adjustments” table below.
c)
The amounts in this column represents the average total compensation of our Named Executive Officers, excluding the CEO (the “Non-CEO NEOs”), Lisa Gibbs for each of the fiscal years ended September, 30, 2024 and 2023 and Mr. Jenke for the fiscal year ended September 30, 2025 and 2024, respectively, as reported in the Summary Compensation Table of the proxy statement filed in the applicable year. Ms. Gibbs resigned as Chief Financial Officer, effective August 7, 2024. Mr. Jenke was appointed Chief Financial Officer of the Company effective August 8, 2024 and resigned effective December 29, 2025.
d)
The amounts in this column represent the average total compensation actually paid to the Non-CEO NEO for the years indicated, adjusting the total compensation from column (d) by the amounts in the “Adjustments” table below.
e)
The amounts in this column (in thousands) represent the Company’s net income (loss) for the indicated years as reported in the Company’s Annual Report on Form 10-K filed with the SEC.
f)
The amounts in this column represent the cumulative total shareholder return of a fixed investment of $100 made at the closing price of the Company’s common stock at September 30, 2022 for the measurement period beginning on such date and continuing through and including the end of the applicable fiscal year reflected in the table. Because the covered years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

The table below represents the amount of compensation actually paid to the PEO and to the Non-PEO NEOs as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual compensation earned or paid during the applicable fiscal year.

	PEO	PEO	Non-PEO NEOs	Average Non-PEO NEOs
	2025	2024	2025	2024
Total from Summary Compensation Table (SCT)	723,580	1,411,299	428,529	305,223
Less the amounts reported under the Stock Awards column in the SCT	-	-	(124,750)	-
Less the amounts reported under the Option Awards column in the SCT	(259,410)	(945,960)	-	82,823
Plus Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	634,700	828,798	125,360	48,990
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	-	(57,099)	60,040	-
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Year	-	370,002	-	-
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years which Vested in the Year	(257,815)	(135,398)	25,340	132
Add dividends paid in fiscal year	-	-	-	-
Equals compensation actually paid in fiscal year	841,055	1,471,642	514,519	437,168

Adjustments from Total Compensation to Compensation Actually Paid

The amounts reported in the “Compensation Actually Paid to CEO” and “Compensation Actually Paid to Non-CEO NEOs” columns do not reflect the actual compensation paid to or realized by our CEO or our Non-CEO NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See the Summary Compensation Table for certain other compensation of our CEO and our Non-CEO NEOs for each applicable fiscal year and the Outstanding Equity Awards at September 30, 2025 table for the value realized by each of them upon the vesting of stock awards during our fiscal year ended September 30, 2025.

The table above summarizes the adjustments made to the total compensation as reported in the Summary Compensation Table included in the Executive Compensation section of this proxy statement to determine the total actual compensation paid to the CEO and Non-CEO NEOs for the years indicated as reported in the table above.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreement with Chief Executive Officer

As of August 14, 2023 (the “Effective Date”), we entered into an Employment Agreement with Robert Daigle, our President and Chief Executive Officer (the “Original Employment Agreement”). That Employment Agreement was amended by Amendment No. 1, dated effective as of February 29, 2024 (“Amendment No. 1”) and Amendment No. 2, dated effective as of August 6, 2024 (“Amendment No. 2” and, together with Amendment No. 2, the “Employment Agreement”). Below is a summary of the terms and conditions of the Employment Agreement.

Term

The employment agreement has an initial term of three years.

Compensation, including Bonus and Equity Awards

Under the terms of Mr. Daigle’s Original Employment Agreement he (i) is entitled to receive an annual base salary of $450,000, (ii) was eligible to participate in the Company’s annual executive bonus program adopted by our Compensation Committee, (iii) was granted an option to purchase 150,000 shares of common stock of the Company (the “Option Grant”) issued under the 2022 Equity Plan (the “Equity Plan”), and (iv) on the Effective Date and on each one-year anniversary thereafter, be granted restricted stock units with an aggregate fair market value equal to $500,000 as of the grant date (the “RSU Grant”). The Board or a committee of the Board is required to review Executive’s performance on at least an annual basis and may increase, but not decrease, such base salary if, in its sole discretion, any such adjustment is warranted, provided, however, the base salary may be decreased in connection with salary reductions implemented by the Board or a Committee of the Board applicable to all executives of the Company. During his employment with the Company, Mr. Daigle will no longer be compensated for his service as the Company’s Chairman of the Board; provided, however, that any unvested equity awards previously issued to Mr. Daigle during his service as a Board member shall continue to vest based on Mr. Daigle’s continued service as an employee or a member of the Board.

The Option Grant vests ratably over the two (2) year period following the Effective Date, subject to Mr. Daigle’s continued service with the Company; provided, however, that 50,000 shares of such Option Grant vested immediately upon the grant date. The RSU Grant vests in full on the one-year anniversary of the grant date, subject to Mr. Daigle’s continued service with the Company. Mr. Daigle is entitled to receive such employee benefits as are provided to our other executive officers, including comprehensive health and major medical, dental and life insurance, and short-term and long-term disability. Other benefits provided to Mr. Daigle under the employment agreement include reimbursement for expenses, paid time off, and other executive perquisites as may be made available or deemed appropriate for Mr. Daigle.

Under the terms of Amendment No. 1, Mr. Daigle’s right to the RSU Grant was cancelled and replaced with the grant of an option to purchase 400,000 shares of common stock of the Company at an exercise price of $6.00 per share, which exercise price represented a premium of approximately 25% to the closing price of the Company’s common stock on February 29, 2024, the date of grant. The option has a term of five years, in lieu of the typical ten-year term, and vested in one-third increments commencing on August 8, 2024, February 8, 2025, and August 8, 2025. In consideration of the foregoing, Mr. Daigle agreed to forego his right to participate in the Company’s executive bonus plan.

Under the terms of Amendment No. 2, the Board of Directors, based on the recommendation of the Compensation Committee, approved an amendment to Mr. Daigle’s stock option and award agreement to permit the exercise of vested options following Mr. Daigle’s termination of service with the Company for the term of such option grants, subject to certain exceptions set forth in such amendment.

Change in Control

Notwithstanding anything in the Employment Agreement or any award agreement to the contrary, if a Change of Control occurs during the Term and irrespective of whether the equity grants are assumed, substituted, exchanged or terminated in connection with the Change of Control, then such equity awards shall become vested as to 100% of the portion of any such award then unvested, effective immediately prior to and contingent upon the consummation of the Change of Control. For purposes of the Employment Agreement, the term “Change of Control” has the meaning set forth in the 2022 Equity Plan.

Severance

Mr. Daigle’s employment agreement also provides him with severance in the event his employment is terminated by us without Good Cause (as defined below). In such event, Mr. Daigle is (a) entitled to continue to receive his then current annual base salary, and (b) shall receive payment for any cash bonus earned pursuant to the Company’s executive bonus plan for the calendar year immediately preceding the calendar year in which the termination of employment occurs which is unpaid on the effective date of termination, which shall be paid when paid to other similarly situated executives of the Company.

For purposes of Mr. Daigle’s employment agreement, “Good Cause” means any one or more of the following: (i) Mr. Daigle’s material breach of the employment agreement (continuing for thirty (30) days after receipt of written notice of need to cure, if, in the Company’s determination, such breach is curable); (ii) Mr. Daigle’s intentional nonperformance of lawful instructions of the Board (continuing for thirty (30) days after receipt of written notice of need to cure, if, in the Company’s determination, such breach is curable) of any of Mr. Daigle’s material duties and responsibilities; (iii) Mr. Daigle’s willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company; (iv) Mr. Daigle’s conviction of, or guilty or nolo contendre plea to a felony crime involving dishonesty or moral turpitude whether or not relating to the Company (not including traffic offenses unless such traffic offense resulted in death); (v) a confirmed positive drug test result for an illegal drug while performing services for the Company; or (vi) a material sanction is imposed on Mr. Daigle by any applicable professional organization or professional governing body.

Non-Compete

Lastly, Mr. Daigle has agreed that during the term of his employment, he will not engage in certain activities in which he would be competing with us or our subsidiaries. He also agrees that for a period of twelve (12) months after the termination of his employment with us, he will not engage in certain activities in which he would be competing with us or our subsidiaries. He also agrees that during the term of his employment and for a period of twenty-four (24) months after the termination of his employment with us, he will not directly or indirectly solicit employees, certain consultants, or independent contractors of the Company. Mr. Daigle also agrees that during the term of his employment and for a period of twenty-four (24) months after the termination of his employment with us, he will not directly or indirectly solicit or engage in business with any of the actual or targeted prospective customers or clients of the Company on behalf of any person or entity in connection with any Competitive Business (as defined in the employment agreement).

Employment Terms with Chief Financial Officer

Effective August 8, 2024, we entered into an offer letter with Wade M. Jenke, in connection with his appointment as Chief Financial Officer of the Company. Under the terms of the offer letter, Mr. Jenke (i) will receive an annual base salary of $280,000, (ii) is eligible to receive a target annual performance-based incentive bonus of $140,000 upon the achievement of established individual and company operational goals paid in 60% cash and 40% restricted stock, and (iii) was granted an option to purchase 30,000 shares of common stock of the Company. Such options vest in three equal increments on the 1-year, 2-year and 3-year anniversary dates of the grants and have a 10-year term.

On November 26, 2025, Mr. Jenke resigned as the Chief Financial Officer and an employee of the Company, effective December 29, 2025. In consideration for agreeing to provide certain post-resignation consulting services, the Company agreed to pay Mr. Jenke an hourly rate equivalent to his current hourly rate for such consulting services and to accelerate the vesting of the first one-third of his 25,000 RSU award granted on March 19, 2025, which one-third is scheduled to vest on March 19, 2026.

Compensation Policies and Practices as Related to Risk Management

The Compensation Committee does not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that our executive compensation program does not encourage unnecessary or excessive risk taking as a result of the following factors:

•
As discussed elsewhere in this Proxy Statement, our executive officer compensation includes a balanced mix of cash and equity.
•
Base salaries do not encourage risk taking as they are fixed in amount.
•
Performance-based cash bonus awards under the non-equity incentive plan focus on achievement of short-term or annual goals. Although this may seem to encourage the taking of short-term risks at the expense of long-term results, these bonuses in actuality represent only a portion of the executive officers’ total compensation opportunities, and the Compensation Committee believes that the non-equity incentive plan awards appropriately balance risk and the desire to focus executives on specific short-term individual and financial goals important to our success.
•
The cash incentive plans provide for a bonus pool, when earned. The allocation of specific payouts under the plan is at the discretion of the Compensation Committee, which allows the Compensation Committee to evaluate whether the executives are engaging in activities that create risks prior to awarding any such cash bonuses. This discretion mitigates the likelihood that executives will engage in activities that create risk and allows the Compensation Committee the ability to refrain from rewarding any such risk-taking.
•
Compensation provided to the executive officers in the form of long-term equity awards is important to help further align executives’ interests with those of our shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price over the long-term. In addition, the awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

Clawback Policy

In September 2023, the Board adopted a new compensation recovery (clawback) policy, effective as of September 26, 2023, which provides that, in the event we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement under the U.S. federal securities laws as required by the Dodd-Frank Act and corresponding Nasdaq listing standards, we will attempt to recover any incentive-based compensation received by any current or former executive officer during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement that is in excess of what otherwise would have been received by such executive officer had the amount of incentive-based compensation been determined based on the restated amounts.

Code of Ethics

The Board of Directors has adopted a Code of Ethics for all employees, as recommended by the Nominating and Governance Committee. A copy of this Code of Ethics may be viewed on our website at www.amtechsystems.com, or obtained at no charge by written request to our Corporate Secretary. We intend to disclose any amendment to our Code of Ethics on the above-referenced corporate website.

Cybersecurity Oversight

Our Board, through the Audit Committee, oversees our cybersecurity program as part of our enterprise-wide approach to risk management. Our cybersecurity policies, standards, processes and practices are fully integrated into our risk management approach and are based on recognized frameworks established by the National Institute of Standards and Technology, the International Organization for Standardization and other applicable industry standards.

In general, we seek to address cybersecurity risks through a comprehensive, cross-functional approach that is focused on preserving the confidentiality, security and availability of the information that we collect and store by identifying, preventing and mitigating cybersecurity threats and effectively responding to cybersecurity incidents when they occur.

Our cybersecurity program is led by our IT Director, who reports to our Chief Financial Officer and is responsible for publishing cybersecurity policies and standards, conducting annual risk assessments and maintaining our compliance. Our IT Director leads our information technology team and regularly reports to our Audit Committee.

Insider Trading, Hedging, and Pledging

In fiscal 2023, we adopted an insider trading policy governing the purchase, sale, and other dispositions of the Company’s securities that applies to directors, officers and other employees. Under the policy, hedging or monetization transactions, such as zero-cost collars, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, which allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and thus to continue to own Company stock without the full risks and rewards of ownership, are prohibited. In addition, the policy addresses the practices of holding Company stock in a margin account, under which the securities may be sold by the broker without the customer’s consent if the customer fails to meet a margin call, and of pledging Company stock as collateral for a loan, in which event the securities may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, directors, officers and other employees of the Company are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Our insider trading policy and procedures, including procedures that the Company follows with respect to transactions in our common stock, are designed to promote compliance with insider trading laws, rules, and regulations and applicable listing standards. This policy is available upon request.

TRANSACTIONS with related persons

We had no transactions since the beginning of fiscal 2025, nor are any transactions currently proposed, with any director, director nominee, executive officer, security holder known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeded $120,000.

The written policy of the Board is for both its Nominating and Governance Committee and its Audit Committee to review each related person transaction (as defined below) and determine whether it will approve or ratify that transaction. Any Board member who has any interest (actual or perceived) will not be involved in the consideration of the Directors.

For purposes of the policy, a “related person transaction” is any transaction, arrangement or relationship in which we are a participant and, the related person (defined below) had, has or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related person” includes (a) any person who is or was (at any time during the last fiscal year) an officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest.

In determining whether a related person transaction will be approved or ratified, the Board, or committee, will consider a multitude of factors including (a) the extent of the related person’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related persons; (d) the benefit to us; and (e) the aggregate value of the transaction.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by our Board of Directors on May 10, 2022, a copy of which is available on the Company’s website at www.amtechsystems.com, the Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the Company’s auditors information relating to the auditors’ judgments about the quality of the Company’s accounting practices, recommending to our Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K and overseeing compliance with the requirements of the SEC for disclosure of auditors’ services and activities. Moreover, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent, registered public accounting firm.

The Board of Directors annually reviews the independence of the Audit Committee members in view of Nasdaq listing standards’ and the SEC’s definitions of independence for audit committee members. The Board has determined that each of the members of the Audit Committee meets those definitions and standards. Additionally, each member of the Audit Committee is financially literate, and one of the Audit Committee members, Michael Garnreiter, has financial management expertise as required by Nasdaq’s rules and meets the SEC’s definition of an “audit committee financial expert.”

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with the standards of the Public Company Accounting Oversight Board (United States). In performing its oversight function, the Audit Committee necessarily relies on the work and assurances of, and information provided by, management and the independent auditor.

The Audit Committee meets with the external auditors and management to review the Company’s financial results before publication of the Company’s quarterly earnings press releases and the filing of the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K. Additionally, management provides the Audit Committee with periodic updates throughout the year on the Company’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Committee also monitors the activities and performance of the external auditors, including audit scope, audit fees, auditor independence and performance of non-audit services. All services to be performed by the Company’s independent registered public accounting firm are subject to pre-approval by the Audit Committee.

The Audit Committee meets regularly with the independent accountants without management present and also meets in executive session without any others present. The Audit Committee has reviewed the Company’s consolidated financial statements for the fiscal year ended September 30, 2025, as audited by its independent auditors, KPMG LLP (“KPMG”), and has discussed these financial statements with management. In addition, the Audit Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. Furthermore, the Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.

Based upon the foregoing review and discussion, the Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended September 30, 2025 be included in the Company’s Annual Report on Form 10-K, as filed with the SEC.

RESPECTFULLY SUBMITTED, Michael Garnreiter, Chairman Robert M. Averick Michael M. Ludwig

PRE-APPROVAL POLICY

The Audit Committee’s charter includes a pre-approval policy (the “Policy”) governing the approval of all audit and non-audit services performed by our independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

According to the Policy, the Audit Committee will annually review and pre-approve the types of services that may be provided by the independent auditor during the following year. The Policy specifically describes the annual audit services and fees, other services that are audit-related, the preparation of tax returns and tax related compliance services and all other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is twelve (12) months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

Any service to be provided by the independent auditor that has not received general pre-approval under the Policy is required to be submitted to the Audit Committee for approval. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval. For the fiscal years ended September 30, 2025 and 2024, all services rendered by our independent auditors were pre-approved by the Audit Committee pursuant to the Policy.

The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

DISCLOSURE OF AUDIT AND NON-AUDIT FEES

The following table sets forth the fees billed to us by our independent auditor, KPMG LLP (“KPMG”) and Grant Thornton, LLP (“Grant Thornton”), for services rendered for the audit of our annual financial statements and the review of our quarterly financial statements for the fiscal years ended September 30, 2025 and 2024, respectively, and fees billed during those fiscal years for (i) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees, (ii) services rendered in connection with tax compliance, tax advice and tax planning, and (iii) all other fees for services rendered.

	Year Ended September 30,
	2025	2024
Audit Fees (1) (2)	$996,550	$1,211,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$996,550	$1,211,500

____________________

(1)
Annual audit and review of financial statements included in our reports on Form 10-Q and Form 10-K, and services normally provided by the auditors in connection with statutory and regulatory filings.
(2)
2025 includes KPMG Audit Fees of $971,550. 2024 includes KPMG Audit Fees of $971,800 and Grant Thornton Audit Fees of $239,700.

Each year, the Audit Committee approves the annual audit engagement. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the independent registered public accounting firms. The Audit Committee has determined that the provision of services by the independent registered public accounting firms was compatible with maintaining the independent registered public accounting firms' independence.

PROPOSAL NO. 2 – TO APPROVE THE RATIFICATION OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Item No. 2 on the Proxy Card)

The Audit Committee evaluates the independent auditor selection each year and selected the independent registered public accounting firm KPMG LLP (“KPMG”) to audit our financial statements for the fiscal year ending September 30, 2026. KPMG attended all of the Audit Committee meetings in 2025 and 2024 except meetings subject to attorney-client privilege.

As a matter of good governance, the Board submits the independent audit firm selection for shareholder ratification. Regardless of whether the selection is ratified, the Audit Committee is responsible for the selection and ongoing oversight of the auditors and has the authority to replace KPMG as the auditors for the 2026 fiscal year if it deems it appropriate to do so. Any such change subsequent to the Annual Meeting will not be submitted to the shareholders for ratification.

The Board of Directors anticipates that one or more representatives of KPMG will be present at the Annual Meeting. Any such representative will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Change in Independent Auditor in March 2024

Grant Thornton LLP (“Grant Thornton”) previously was engaged to audit our consolidated financial statements for the year ended September 30, 2023 and the first quarter of fiscal 2024. Grant Thornton was dismissed as our independent registered public accounting firm on March 1, 2024. The decision to dismiss Grant Thornton was made as part of a competitive bidding process to determine the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024.

The audit reports of Grant Thornton on the Company’s consolidated financial statements as of and for the years ended September 30, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended September 30, 2023 and 2022, there were no (1) disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports; and (2) events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended September 30, 2023, management conducted an assessment of the effectiveness of internal control over financial reporting based on the framework in Internal Control – Integrated Framework (2013) as issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management determined that as of September 30, 2023, the Company identified two material weaknesses in internal control.

The first material weakness in internal control related to ineffective information technology general controls in the areas of user access, segregation of duties, and program change-management over information technology systems that support substantially all of the Company’s financial reporting processes. This resulted in our inability to segregate user duties within the Company’s business processes. A substantial portion of the Company’s controls are dependent upon the information derived from the information technology systems and therefore the dependent controls were concluded to be ineffective. We believe that these deficiencies were a result of control processes lacking sufficient documentation and risk-assessment procedures to assess user access, segregation of duties, and program change management that could impact internal controls over financial reporting. The material weakness did not result in any identified misstatements.

Related to the second material weakness in internal control, we did not design and maintain adequate internal controls over non-routine and complex transactions, including the preparation and review of the third-party service provider valuation reports in the areas of goodwill and long-lived intangible assets.

Our independent registered public accounting firm at such time, Grant Thornton LLP, issued a Report of Independent Registered Public Accounting Firm related to our internal control over financial reporting, which can be found in Item 8 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

During the Company’s fiscal years ended September 30, 2023 and 2022, neither the Company nor anyone acting on its behalf consulted with KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

VOTE REQUIRED

Assuming a quorum is present, a majority of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026. Even if the selection is ratified, however, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and of our shareholders.

The Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026.

PROPOSAL NO. 3 – to vote on an ADVISORY (NON-BINDING) RESOLUTION TO

APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Item No. 3 on the Proxy Card)

The Dodd-Frank Act and Rule 14a-21 under the Exchange Act require that our shareholders have the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

The advisory vote on executive compensation is not a vote on our general, non-named executive officer compensation policies, the compensation of our Board or our compensation policies as they relate to risk management.

Our Compensation Committee establishes our general compensation policies and specific compensation for each of our executive officers and administers our equity incentive compensation program. Our Compensation Committee is responsible for developing, administering and interpreting the compensation program for executive officers and other key employees.

Shareholders are urged to read the Executive Compensation section of this Proxy Statement and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

The vote solicited by this Proposal 3 is advisory, and, therefore, is not binding on the Company, our Board or our Compensation Committee, nor will its outcome require the Company, our Board or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company or the Board.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

The Board believes that the compensation of our named executive officers is appropriate and recommends a vote FOR the following advisory (non-binding) resolution:

RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Philosophy, the compensation tables and any related material).

The Board of Directors recommends that you vote “FOR” the resolution to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents the beneficial ownership of shares of our common stock of our directors, named executive officers for fiscal 2025, and directors and executive officers as a group. The information is as of January 13, 2026. The information included in the tables below was determined in accordance with Rule 13d-3 under the Exchange Act and is based upon the information furnished by the persons listed below. Except as otherwise indicated, each shareholder listed possesses sole voting and investment power with respect to the shares indicated as being beneficially owned.

Name and Address (1) (2)	No. of Shares of Common Stock Beneficially Held (3)		Percent of Common Stock Ownership (3)
Robert C. Daigle	818,890	(4)	5.4%
Wade M. Jenke	10,000	(5)	*
Robert M. Averick	3,018,922	(6)	21.0%
Michael Garnreiter	80,569	(7)	*
Asif Y. Jakwani	8,081	(8)	*
Michael M. Ludwig	33,069	(9)	*
Director and Officer Total (6 people)	3,869,531	(10)	26.9%

____________________

*Less than 1%.

(1)
The address for each person listed in this table is c/o Amtech Systems, Inc., 58 South River Drive, Suite 370, Tempe, Arizona 85288.
(2)
Mr. Daigle is our Chairman of the Board, President and Chief Executive Officer. Mr. Jenke is our Vice President, Chief Financial Officer, and Secretary. Messrs. Averick, Garnreiter and Ludwig are Directors of Amtech.
(3)
Based on 14,394,885 shares of common stock outstanding as of January 13, 2026. The share amounts and percentages shown include shares of common stock actually owned as of January 13, 2026, and shares of common stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options or warrants. All shares of common stock that the identified person had the right to acquire within 60 days of January 13, 2026, upon the exercise of options or warrants or upon RSU vesting, are deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.
(4)
Includes 662,000 shares issuable upon exercise of options exercisable within 60 days of January 13, 2026.
(5)
Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of January 13, 2026.
(6)
Mr. Averick is a Portfolio Manager at Kokino LLC, which is a family office that provides investment management services to various clients who own shares of the Company’s common stock, including (i) Cornice Fiduciary Management LLC, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler (the “Trust”); (ii) M3C Holdings LLC (“M3C”); and (iii) Piton Capital Partners LLC (“Piton”). As a Portfolio Manager at Kokino LLC, Mr. Averick shares the power to vote and dispose (or direct the disposition of 3,010,841 shares of common stock, which is the sum of the common stock beneficially owned by the following persons: (i) 1,386,312 shares of common stock beneficially owned by the Trust; (ii) 263,688 shares of common stock beneficially owned by M3C; (iii) 600,000 shares of common stock beneficially owned by Piton; (iv) 731,341 shares of stock beneficially owned by Mr. Averick and that are held in his personal capacity, (v) 11,000 shares of stock held by Mr. Averick’s spouse and (vi) 500 shares of stock held in a custodial account for the benefit of an immediate family member of Mr. Averick, along with 8,081 shares of restricted stock units which shall vest within 60 days of January 13, 2026 and 18,000 shares issuable upon exercise of options exercisable within 60 days of January 13, 2026.
(7)
Includes 8,081 shares of restricted stock which shall vest within 60 days of January 13, 2026 and 42,000 shares issuable upon exercise of options exercisable within 60 days of January 13, 2026.
(8)
Includes 8,081 shares of restricted stock units which shall vest within 60 days of January 13, 2026.

(9)
Includes 8,081 shares of restricted stock units which shall vest within 60 days of January 13, 2026.
(10)
Includes 632,000 shares issuable upon exercise of options exercisable and within 60 days of January 13, 2026.

The following table sets forth certain information concerning the beneficial ownership of our common stock based on information received by the Company as of January 13, 2026, by each person (other than directors or executive officers as disclosed in the chart above) known by us to be the beneficial owner of more than 5% of our common stock based on such filings.

Name and Address	No. of Shares of Common Stock Beneficially Held (1)		Percent of Common Stock Ownership (1)
5% Shareholders
Wax Asset Management, LLC	2,261,446	(2)	15.7%
Cornice Fiduciary Management LLC, as Trustee FBO the issue of Jonathan D. Sackler	1,386,312	(3)	9.6%
Dimensional Fund Advisors LP	924,130	(4)	6.4%
First Eagle Investment Management, LLC	783,367	(5)	5.4%

____________________

(1)
Based on 14,394,885 shares of common stock outstanding as of January 13, 2026. The share amounts and percentages shown include shares of common stock actually owned as of January 13, 2026, and shares of common stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options or warrants. All shares of common stock that the identified person had the right to acquire within 60 days of January 13, 2026, upon the exercise of options or warrants, are deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.
(2)
Information based on Schedule 13G filed with the SEC on February 11, 2025. Wax Asset Management, LLC has voting authority over all reported shares. The address for Wax Asset Management, LLC is 44 Cherry Lane, Madison, CT 06443.
(3)
Mr. Averick shares beneficial ownership of these shares, as described in the foregoing footnotes. Information based on (i) the Schedule 13D/A filed with the SEC on February 18, 2025 on behalf of the Trust, M3C, Mr. Averick, Piton and OIH LLC (the “Joint Filers’ Schedule 13D/A”) and (ii) the Form 4 filed by Mr. Averick on August 13, 2024 (the “Averick Form 4”). Cornice Fiduciary Management LLC is Trustee under a Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler. Amount represents shares held in the Trust, for which Cornice Fiduciary Management LLC serves as sole Trustee and has voting power and dispositive power over such shares. Cornice Fiduciary Management LLC has no pecuniary interest in the shares held by the Trust. The Trust is a member of Piton, along with other clients of Kokino LLC. In the aggregate, clients of and other persons associated with Kokino LLC beneficially own 2,933,758 shares of common stock (i.e. 20.4% of shares of common stock outstanding), as described in the Joint Filers’ Schedule 13D/A and the Averick Form 4. The address for Cornice Fiduciary Management LLC is c/o Norton Rose Fulbright (US) LLP, 1301 Avenue of Americas, New York, NY 10019.
(4)
Information based on Schedule 13G/A filed with the SEC on October 31, 2024. Dimensional Fund Advisors has voting authority over 908,825 of the 924,130 reported shares owned. The address for Dimensional Fund Advisors is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(5)
Information based on Schedule 13G filed with the SEC on November 11, 2024. First Eagle Investment Management, LLC has voting authority over all reported shares. The address for First Eagle Investment Management, LLC is 13320 Ballantyne Corporate Place, Charlotte, NC 28277.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information, as of September 30, 2025, concerning outstanding options and rights to purchase Common Stock granted to participants in all of our equity compensation plans and the number of shares of Common Stock remaining available for issuance under such equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by security holders (1)	919,741	$6.67	825,647
Equity compensation plans not approved by security holders	—		—
Total	919,741		825,647

____________________

(1)
Represents the 2007 Employee Stock Incentive Plan, the Non-Employee Director Stock Option Plan, the 2022 Equity Incentive Plan and all respective amendments to each thereto.

OTHER MATTERS

Annual Report

Our Annual Report for the fiscal year ended September 30, 2025, is enclosed herewith.

Deadline for Shareholder Proposals for Action at our Next Annual Meeting

Shareholders who wish to nominate persons for election to our Board or propose other matters to be considered at our annual meeting of shareholders for the fiscal year ending September 30, 2026 must provide us advance notice of the director nomination or shareholder proposal, as well as the information specified in our Amended and Restated Bylaws, no earlier than November 3, 2026, and no later than December 3, 2026. Shareholders are advised to review our Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and shareholder proposals. Notice of director nominations and shareholder proposals must be mailed to our Corporate Secretary at 58 South River Drive, Suite 370, Tempe, Arizona 85288. The requirements for advance notice of shareholder proposals under our Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as those shareholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or shareholder proposal that does not comply with our Amended and Restated Bylaws and other applicable requirements.

We anticipate holding our 2027 Annual Meeting of Shareholders on March 3, 2027. December 14, 2026 is the deadline for any shareholder who wishes to submit proposals to be included in our proxy statement under Rule 14a-8 under the Exchange Act. However, if the date of our annual meeting of shareholders for the fiscal year ending September 30, 2026 is changed by more than 30 days from the anniversary of the date of the previous year’s meeting, then the deadline will be a reasonable time before we begin to print and send our proxy statement for our 2027 Annual Meeting of Shareholders for the fiscal year ending September 30, 2026. Proposals by shareholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be addressed to the Corporate Secretary, Amtech Systems, Inc., 58 South River Drive, Suite 370, Tempe, Arizona 85288. If a shareholder proposal is introduced at the 2027 Annual Meeting of Shareholders without any discussion of the proposal in our proxy statement, and the shareholder does not notify us on or before January 17, 2027, as required by SEC Rule 14a-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by us for the 2027 Annual Meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal.

Shareholder Communications with Board of Directors

We do not have formal procedures for shareholder communications with the Board of Directors. However, any matter intended for the Board or any Board Committee should be directed to our Corporate Secretary at 58 South River Drive, Suite 370, Tempe, Arizona 85288, with a request to forward the same to the intended recipient. All shareholder communications delivered to the Corporate Secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the shareholder’s instructions.

No Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we refer you to information previously filed with the SEC that should be considered as part of the particular filing. As provided under SEC regulations and noted above, the “Audit Committee Report” contained in this Proxy Statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

Householding of Proxy Materials

The SEC permits companies and intermediaries (i.e., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

If you are currently receiving multiple copies of our Proxy Statement and Annual Report at your address and would like to request householding of your communications, please contact your broker. Once you have elected householding of your communications, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you own shares in street name or direct your written request to our Corporate Secretary at Amtech Systems, Inc., 58 South River Drive, Suite 370, Tempe, Arizona 85288 if you are a shareholder of record. Shareholders currently participating in householding may request additional copies of the Proxy Statement and Annual Report by contacting us at (480) 967-5146.

AMTECH SYSTEMS, INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82409-P42474 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMTECH SYSTEMS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 3.

1. Election of Directors:

Nominees:	For	Withhold
1a. Robert M. Averick	☐	☐
1b. Robert C. Daigle	☐	☐
1c. Michael Garnreiter	☐	☐
1d. Asif Jakwani	☐	☐
1e. Michael M. Ludwig	☐	☐

To specify a method of cumulative voting, mark the box to the right with an "X" and write the number of shares you wish to vote in favor of each nominee on the line indicated on the reverse side. Each shareholder will have an aggregate number of votes in the election of directors equal to five (the number of persons nominated for election as directors) multiplied by the number of shares of Common Stock held by such shareholder on the Record Date. The resulting aggregate number of votes may be cast by the shareholder for the election of any single nominee, or the shareholder may distribute such votes among any number or all of the nominees. In order to exercise cumulative voting, the voting shareholder must complete the proxy card and indicate cumulative voting in accordance with the instructions included on the proxy card. ☐

	Yes	No
Check here if you will be attending the meeting in person.	☐	☐

Authorized Signature - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy Card.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K are available at www.proxyvote.com.

V82410-P42474

AMTECH SYSTEMS, INC.
Annual Meeting of Shareholders
March 4, 2026 9:00 AM, Local Time
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of AMTECH SYSTEMS, INC. hereby appoint(s) Robert C. Daigle and Mark Weaver, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMTECH SYSTEMS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Local Time on Wednesday, March 4, 2026, located at Amtech Systems Inc, 58 S. River Drive, Third Floor Meeting Room, Tempe, Arizona, USA, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

CUMULATE ____

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

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